SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street Ocala, Florida	34474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:    (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 1, 2019, Nobility Homes, Inc. (the “Company”), held an annual meeting of its shareholders to vote on the following proposals:

Proposal One: The board of directors nominated four nominees to stand for election at the meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee:	Votes For:	Votes Against:	Votes Withheld:	Broker Non- Votes:
Terry E. Trexler	3,499,369	0	45,003	0
Thomas W. Trexler	3,499,370	0	45,002	0
Arthur L. Havener, Jr.	3,543,068	0	1,304	0
Robert P. Saltsman	3,533,220	0	11,152	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

March 1, 2019	By:	/s/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer